FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of August 10, 2010, to the Fund Accounting Servicing Agreement, dated as of April 26, 2006 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Snow Capital Opportunity Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement and to add additional series; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit A
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series
Snow Capital Opportunity Fund
Snow Capital All Cap Value Fund
Snow Capital Small Cap Value Fund
Snow Capital Focused Value Fund
Snow Capital Hedged Equity Fund

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Trust for Professional Managers
Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE effective 9/30/10
Annual Fee Based Upon Average Net Assets Per Fund*
____ basis points on the first $____
____ basis points on the next $____
____ basis points on the balance
Minimum annual fee:  $____ per fund

▪ Additional fee of $____ for each additional class
▪ Additional fee of $____ per manager/sub-advisor per fund

Annual Fees and Additional fees are waived for the first 5 months of operation on the 4 new funds.
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $____ /fund (subject to change based on Board review and approval)
▪ $____ /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B

SNOW CAPITAL MANAGEMENT, L.P.

By:  /s/ Carl Vuono

Printed Name and Title:  Carl Vuono, COO

Date:  11/1/10

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective 9/30/10

Pricing Services
▪ $____ Domestic and Canadian Equities/Options
▪ $____ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪ $____ - Bank Loans
▪ $____ - Credit Default Swaps/Swaptions
▪ $____ - Basic Interest Rate Swaps
▪ $____ /Fund per Month - Mutual Fund Pricing
▪ $____ /Foreign Equity Security per Month for Corporate Action Service
▪ $____ /Domestic Equity Security per Month for Corporate Action Service
▪ $____ /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪ $____ /CMO/Month
▪ $____ /Mortgage Backed/Month
▪ $____ /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪ $____ on the First 100 Securities/Day
▪ $____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.